                                                                      EXHIBIT 1

                         HARTFORD LIFE INSURANCE COMPANY

               UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS


         The undersigned, being all of the members of the Board of Directors of HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation (the "Corporation"), do hereby adopt the following resolutions in accordance with Section 33-749 of the Connecticut Business Corporation Act, such resolutions to have the same force and effect as if duly adopted at a meeting of the Board of Directors of the Corporation duly called and held for such purpose:

ESTABLISHMENT OF HARTFORD LIFE INSURANCE COMPANY SEPARATE ACCOUNT TWELVE:

         WHEREAS, Section 38a-433 of the Connecticut General Statutes (the "General Statutes") permits a domestic life insurance company to establish one or more separate accounts; and

         WHEREAS, Section 38a-459 of the General Statutes permits a domestic life insurance company to enter into written agreements to fund benefits under any employee benefit plan, as defined in the Employee Retirement Income Security Act of 1974, as amended, or to fund other specified programs or activities ("Funding Agreements"); and

         WHEREAS, the obligations of such a company under such Funding Agreements may be established by reference to one or more separate accounts pursuant to Section 38a-433; and

         WHEREAS, the Corporation desires to establish a separate account pursuant to the aforementioned Section 38a-433 in connection with the offer, sale and administration of certain Funding Agreements.

         NOW, THEREFORE, BE IT:

         RESOLVED, that the Corporation hereby establishes a separate account, to be initially designated "Hartford Life Insurance Company Separate Account Twelve" (hereinafter, the "Separate Account"), to which the Corporation will allocate such amounts as may be required in connection with the Funding Agreements in accordance with Sections 38a-433 and 38a-459, and such other law and regulations as may be applicable; and be it further

         RESOLVED, that, consistent with the provisions of Section 38a-433, the income, gains and losses, realized or unrealized, from assets allocated to the Separate Account shall be credited to or charged against the Separate Account, without regard to income, gains or losses of the Corporation; and be it further

         RESOLVED, that each Funding Agreement issued by the Corporation shall provide, in effect, that the portion of the assets of the Separate Account equal to the reserves and other Funding Agreement liabilities with respect to such account shall not be chargeable with liabilities arising out of any other business the Corporation may conduct; and be it further

         RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, with full power to act without the others, severally authorized and directed to take all actions that, in their sole discretion, may be necessary or desirable from time to time: (i) to establish and designate one or more investment divisions of the Separate Account; (ii) to redesignate or eliminate any such investment division; (iii) to change or modify the designation of the Separate Account to any other desirable and appropriate designation; (iv) to establish, amend, modify or change in accordance with applicable law and regulation the terms and conditions pursuant to which interests in the Separate Account will be sold to contract owners; (v) to establish, amend, modify or change such procedures, standards and other arrangements as may be necessary or appropriate for the operation of the Separate Account; and (vi) with advice of counsel, to comply with the requirements of such laws and regulations as may be applicable to the establishment and operation of the Separate Account; and be it further

         RESOLVED, that the Corporation be, and it hereby is, authorized to submit one or more Applications for Orders of Exemption (an "Application") or any similar application, along with any amendments thereto, to the United States Securities and Exchange Commission requesting exemption from certain provisions of the Investment Company Act of 1940, as amended; and be it further

         RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, with full power to act without the others, severally authorized and directed to prepare, execute, deliver and file, in the name of and on behalf of the Corporation, any and all such agreements, applications, certificates and other documents and instruments, including, but not limited to, an Application, and to take such further action as they may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions.

            IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 15th day of September, 2003, the effective date of this action.


/s/ David A. Carlson                            /s/ Robert A. Kerzner
-------------------------                       --------------------------
David A. Carlson                                Robert A. Kerzner


/s/ Thomas M. Marra                             /s/ Christine Hayer Repasy
-------------------------                       --------------------------
Thomas M. Marra                                 Christine Hayer Repasy



/s/ John C. Walters                             /s/ Lizabeth H. Zlatkus
-------------------------                       --------------------------
John C. Walters                                 Lizabeth H. Zlatkus



/s/ David M. Znamierowski
-------------------------
David M. Znamierowski

                                       3